Exhibit 99.1
450 Lexington Avenue : New York, NY 10017 : 800.468.7526

FOR IMMEDIATE RELEASE

CONTACT:
Stacy Slater
Senior Vice President, Investor Relations
800.468.7526
stacy.slater@brixmor.com
BRIXMOR PROPERTY GROUP REPORTS SECOND QUARTER 2019 RESULTS
- Accelerating Leasing and Reinvestment Momentum -

NEW YORK, JULY 29, 2019 - Brixmor Property Group Inc. (NYSE: BRX) (“Brixmor” or the “Company”) announced today its operating results for the three and six months ended June 30, 2019. For the three months ended June 30, 2019 and 2018, net income was $0.23 per diluted share and $0.26 per diluted share, respectively.

Key highlights for the three months ended June 30, 2019 include:

•
Executed 2.2 million square feet of new and renewal leases, with rent spreads on comparable space of 13.9%, including 1.0 million square feet of new leases, with rent spreads on comparable space of 30.4%

•	Executed 3.3 million square feet of total leasing volume, including options, with rent spreads on comparable space of 11.7%

•	Grew total leased occupancy to 91.5% and anchor leased occupancy to 94.2%

◦
Realized small shop leased occupancy of 85.3%, a 20 basis point increase from the comparable 2018 period, despite impact of the Payless ShoeSource liquidation, which primarily impacted occupancy in the three months ended June 30, 2019

◦	Leased to billed occupancy spread further expanded to 400 basis points, representing $51.4 million of annualized base rent not yet commenced, providing visibility on future growth

•	Generated same property NOI growth of 1.8%, driven by a 170 basis point contribution from base rent, reflecting the impact of strong rent spreads

•
Grew the total in process reinvestment pipeline to $414.6 million at an expected average incremental NOI yield of 10%, while delivering $16.0 million of projects at an average incremental NOI yield of 14%

•	Completed $52.1 million of dispositions comprised of 0.3 million square feet

•	Completed $78.5 million of acquisitions and repurchased $3.0 million of common stock, excluding commissions

•	Issued $400.0 million of Senior Notes due 2029 and repaid indebtedness under the Company’s unsecured credit facility, including $200.0 million of the Company’s $500.0 million term loan

•	Published inaugural Corporate Responsibility Report

•	Affirmed previously provided NAREIT FFO per diluted share and same property NOI growth expectations for 2019

“We continue to drive substantial, measurable progress on our plan to deliver value through record levels of leasing and reinvestment on a self-funded basis,” commented James Taylor, Chief Executive Officer and President. “The work we have accomplished sets us up well for consistent, sustainable growth, while also driving significant intrinsic value at the real estate level.”

FINANCIAL HIGHLIGHTS
Net Income

•	For the three months ended June 30, 2019 and 2018, net income was $69.0 million, or $0.23 per diluted share, and $80.4 million, or $0.26 per diluted share, respectively.

i

450 Lexington Avenue : New York, NY 10017 : 800.468.7526

•	For the six months ended June 30, 2019 and 2018, net income was $131.9 million, or $0.44 per diluted share, and $141.4 million, or $0.47 per diluted share, respectively.

NAREIT FFO

•
For the three months ended June 30, 2019 and 2018, NAREIT FFO was $142.7 million, or $0.48 per diluted share, and $154.3 million, or $0.51 per diluted share, respectively. Results for the three months ended June 30, 2019 and 2018 include items that impact FFO comparability of ($1.1) million, or ($0.00) per diluted share, and ($1.1) million, or ($0.00) per diluted share, respectively.

•
For the six months ended June 30, 2019 and 2018, NAREIT FFO was $285.5 million, or $0.96 per diluted share, and $309.1 million, or $1.02 per diluted share, respectively. Results for the six months ended June 30, 2019 and 2018 include items that impact FFO comparability of ($1.8) million, or ($0.01) per diluted share, and ($1.8) million, or ($0.01) per diluted share, respectively.

Same Property NOI Growth

•	Same property NOI growth for the three months ended June 30, 2019 was 1.8% versus the comparable 2018 period.

◦	Same property base rent for the three months ended June 30, 2019 contributed 170 basis points to same property NOI growth.

◦	Sears / Kmart had an impact of approximately (50) basis points on same property NOI growth in the three months ended June 30, 2019.

•	Same property NOI growth for the six months ended June 30, 2019 was 1.9% versus the comparable 2018 period.

◦	Same property base rent for the six months ended June 30, 2019 contributed 170 basis points to same property NOI growth.

◦	Sears / Kmart had an impact of approximately (50) basis points on same property NOI growth in the six months ended June 30, 2019.

Dividend

•	The Company’s Board of Directors declared a quarterly cash dividend of $0.28 per common share (equivalent to $1.12 per annum) for the third quarter of 2019.

•	The dividend is payable on October 15, 2019 to stockholders of record on October 4, 2019, representing an ex-dividend date of October 3, 2019.

PORTFOLIO AND INVESTMENT ACTIVITY
Value Enhancing Reinvestment Opportunities

•
During the three months ended June 30, 2019, the Company delivered nine value enhancing reinvestment projects and added nine new reinvestment opportunities to its in process pipeline.  Projects added include six anchor space repositioning projects, two outparcel development projects and one redevelopment project, with a total aggregate net estimated cost of approximately $21.9 million at an expected average incremental NOI yield of 14%.

•
At June 30, 2019, the value enhancing reinvestment in process pipeline was comprised of 61 projects with an aggregate net estimated cost of approximately $414.6 million.  The in process pipeline includes 28 anchor space repositioning projects with an aggregate net estimated cost of approximately $108.9 million at expected incremental NOI yields of 9 to 14%; 11 outparcel development projects with an aggregate net estimated cost of approximately $26.8 million at an expected average incremental NOI yield of 10%; and 22 redevelopment projects with an aggregate net estimated cost of approximately $278.9 million at an expected average incremental NOI yield of 9%.

450 Lexington Avenue : New York, NY 10017 : 800.468.7526

Dispositions

•
During the three months ended June 30, 2019, the Company generated approximately $52.1 million of gross proceeds on the disposition of three shopping centers, as well as three partial properties, comprised of 0.3 million square feet.

•
During the six months ended June 30, 2019, the Company generated approximately $98.2 million of gross proceeds on the disposition of six shopping centers, as well as three partial properties, comprised of 0.8 million square feet.

Acquisitions and Share Repurchases

•
During the three months ended June 30, 2019, the Company acquired two shopping centers, one adjacency at an existing center and terminated a lease and acquired the associated subleases at an existing center for a combined purchase price of $78.5 million, including:

◦
Plymouth Square, a 236,000 square foot community shopping center (excluding square footage related to the anticipated relocation of Brixmor's regional office) located in Conshohocken, Pennsylvania (Philadelphia MSA), for $56.0 million. Plymouth Square is anchored by Weis Markets, Marshalls, REI and Sweat Fitness and has significant near-term value creation opportunity. The property is the Company’s twenty-fourth asset in the Philadelphia market and is located directly across from its 100% leased Whitemarsh Shopping Center.

◦
Centennial Shopping Center, a 114,000 square foot neighborhood shopping center located in Englewood, Colorado (Denver MSA), for $17.9 million. Centennial Shopping Center is anchored by a highly productive King Soopers grocer (Kroger) and Pet Supplies Plus and is the Company's sixth asset in the market.

•
During the three months ended June 30, 2019, the Company repurchased 0.2 million shares of common stock under its share repurchase program at an average price per share of $17.05 for a total of approximately $3.0 million, excluding commissions. Since inception of the share repurchase program in December 2017, the Company has repurchased 7.5 million shares of common stock at an average price per share of $16.72 for a total of approximately $125.0 million, excluding commissions. As of June 30, 2019, the share repurchase program had $275.0 million of available repurchase capacity.

CAPITAL STRUCTURE

•
As previously announced, during the three months ended June 30, 2019, the Company’s Operating Partnership, Brixmor Operating Partnership LP, issued $400.0 million aggregate principal amount of 4.125% Senior Notes due 2029. The net proceeds from the offering were utilized to repay indebtedness under the Company’s unsecured credit facility, including $200.0 million of the Company’s $500.0 million Term Loan maturing July 31, 2021.

CONNECT WITH BRIXMOR

•	For additional information, please visit www.brixmor.com;

•	Follow Brixmor on:
◦Twitter at https://twitter.com/Brixmor
◦Facebook at https://www.facebook.com/Brixmor
◦Instagram at https://www.instagram.com/brixmorpopupshop
◦YouTube at https://www.youtube.com/user/Brixmor; and

•	Find Brixmor on LinkedIn at www.linkedin.com/company/brixmor.

450 Lexington Avenue : New York, NY 10017 : 800.468.7526

CONFERENCE CALL AND SUPPLEMENTAL INFORMATION
The Company will host a teleconference on Tuesday, July 30, 2019 at 10:00 AM ET. To participate, please dial 877.705.6003 (domestic) or 201.493.6725 (international) within 15 minutes of the scheduled start of the call. The teleconference can also be accessed via a live webcast at www.brixmor.com in the Investors section. A replay of the teleconference will be available through midnight ET on August 13, 2019 by dialing 844.512.2921 (domestic) or 412.317.6671 (international) (Passcode: 13690707) or via the web through July 30, 2020 at www.brixmor.com in the Investors section.

The Company’s Supplemental Disclosure will be posted at www.brixmor.com in the Investors section.  These materials are also available to all interested parties upon request to the Company at investorrelations@brixmor.com or 800.468.7526.

NON-GAAP PERFORMANCE MEASURES
The Company presents the non-GAAP performance measures set forth below. These measures should not be considered as alternatives to, or more meaningful than, net income (calculated in accordance with GAAP) or other GAAP financial measures, as an indicator of financial performance and are not alternatives to, or more meaningful than, cash flow from operating activities (calculated in accordance with GAAP) as a measure of liquidity. Non-GAAP performance measures have limitations as they do not include all items of income and expense that affect operations, and accordingly, should always be considered as supplemental financial results to those calculated in accordance with GAAP. The Company’s computation of these non-GAAP performance measures may differ in certain respects from the methodology utilized by other REITs and, therefore, may not be comparable to similarly titled measures presented by such other REITs. Investors are cautioned that items excluded from these non-GAAP performance measures are relevant to understanding and addressing financial performance. A reconciliation of these non-GAAP performance measures to net income is presented in the attached table.

NAREIT FFO
NAREIT FFO is a supplemental, non-GAAP performance measure utilized to evaluate the operating and financial performance of real estate companies. The National Association of Real Estate Investment Trusts (“NAREIT”) defines FFO as net income (loss), calculated in accordance with GAAP, excluding (i) depreciation and amortization related to real estate, (ii) gains and losses from the sale of certain real estate assets, (iii) gains and losses from change in control, (iv) impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity and (v) after adjustments for unconsolidated joint ventures calculated to reflect FFO on the same basis. Considering the nature of its business as a real estate owner and operator, the Company believes that NAREIT FFO is useful to investors in measuring its operating and financial performance because the definition excludes items included in net income that do not relate to or are not indicative of the Company’s operating and financial performance, such as depreciation and amortization related to real estate, and items which can make periodic and peer analyses of operating and financial performance more difficult, such as gains and losses from the sale of certain real estate assets.

Same Property NOI
Same property NOI is a supplemental, non-GAAP performance measure utilized to evaluate the operating performance of real estate companies. Same property NOI is calculated (using properties owned for the entirety of both periods and excluding properties under development and completed new development properties which have been stabilized for less than one year), as total property revenues (base rent, expense reimbursements, adjustments for revenues deemed uncollectible, ancillary and other rental income, percentage rents and other revenues) less direct property operating expenses (operating costs, real estate taxes and provision for doubtful accounts). Same property NOI excludes (i) corporate level expenses (including general and administrative), (ii) lease termination fees, (iii) straight-line rental income, net, (iv) accretion of above- and below-market leases and tenant inducements, net, (v) straight-line ground rent expense, and (vi) income / expense associated with the Company’s captive insurance company. Considering the nature of its business as a real estate owner

450 Lexington Avenue : New York, NY 10017 : 800.468.7526

and operator, the Company believes that same property NOI is useful to investors in measuring the operating performance of its property portfolio because the definition excludes various items included in net income that do not relate to, or are not indicative of, the operating performance of the Company’s properties, such as depreciation and amortization and corporate level expenses (including general and administrative), and because it eliminates disparities in NOI due to the acquisition or disposition of properties or the stabilization of completed new development properties during the period presented and therefore provides a more consistent metric for comparing the operating performance of the Company's real estate between periods.

ABOUT BRIXMOR PROPERTY GROUP
Brixmor (NYSE: BRX) is a real estate investment trust (REIT) that owns and operates a high-quality, national portfolio of open-air shopping centers. Its 421 retail centers comprise approximately 73 million square feet of prime retail space in established trade areas. The Company strives to own and operate shopping centers that reflect Brixmor’s vision “to be the center of the communities we serve” and are home to a diverse mix of thriving national, regional and local retailers. Brixmor is a proud real estate partner to approximately 5,000 retailers including The TJX Companies, The Kroger Co., Publix Super Markets, Wal-Mart, Ross Stores and L.A. Fitness.

Brixmor announces material information to its investors in SEC filings and press releases and on public conference calls, webcasts and the “Investors” page of its website at www.brixmor.com. The Company also uses social media to communicate with its investors and the public, and the information Brixmor posts on social media may be deemed material information. Therefore, Brixmor encourages investors and others interested in the Company to review the information that it posts on its website and on its social media channels.

SAFE HARBOR LANGUAGE
This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements include, but are not limited to, statements related to the Company’s expectations regarding the performance of its business, its financial results, its liquidity and capital resources and other non-historical statements. You can identify these forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “seeks,” “approximately,” “projects,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties, including those described under the sections entitled “Forward-Looking Statements” and “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018, as such factors may be updated from time to time in our periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in the Company’s filings with the SEC. The Company undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.

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CONSOLIDATED BALANCE SHEETS
Unaudited, dollars in thousands, except share information

	As of	As of
	6/30/19	12/31/18
Assets
Real estate
Land	$1,805,993	$1,804,504
Buildings and tenant improvements	7,569,557	7,535,985
Construction in progress	132,296	90,378
Lease intangibles	646,102	667,910
	10,153,948	10,098,777
Accumulated depreciation and amortization	(2,424,153)	(2,349,127)
Real estate, net	7,729,795	7,749,650
Cash and cash equivalents	10,809	41,745
Restricted cash	2,447	9,020
Marketable securities	15,813	30,243
Receivables, net	221,683	228,297
Deferred charges and prepaid expenses, net	144,178	145,662
Real estate assets held for sale	32,085	2,901
Other assets (1)	63,713	34,903
Total assets	$8,220,523	$8,242,421

Liabilities
Debt obligations, net	$4,925,537	$4,885,863
Accounts payable, accrued expenses and other liabilities (1)	530,805	520,459
Total liabilities	5,456,342	5,406,322

Equity
Common stock, $0.01 par value; authorized 3,000,000,000 shares;
305,323,128 and 305,130,472 shares issued and 297,846,251 and 298,488,516
shares outstanding	2,978	2,985
Additional paid-in capital	3,223,058	3,233,329
Accumulated other comprehensive income (loss)	(7,887)	15,973
Distributions in excess of net income	(453,968)	(416,188)
Total equity	2,764,181	2,836,099
Total liabilities and equity	$8,220,523	$8,242,421

(1) In connection with the Company’s adoption of ASC 842 on January 1, 2019, a right-of-use asset and lease liability were recorded and are included in Other assets and Accounts payable, accrued expenses and other liabilities, respectively. See Supplemental Disclosure for additional information.

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CONSOLIDATED STATEMENTS OF OPERATIONS
Unaudited, dollars in thousands, except per share amounts

	Three Months Ended		Six Months Ended
	6/30/19	6/30/18	6/30/19	6/30/18

Revenues
Rental income (1)	$290,737	$312,720	$580,692	$629,517
Other revenues	268	310	1,452	688
Total revenues	291,005	313,030	582,144	630,205

Operating expenses
Operating costs	29,307	33,881	60,565	69,371
Real estate taxes	43,189	44,947	86,515	90,672
Depreciation and amortization	81,593	91,334	166,988	181,717
Provision for doubtful accounts	—	949	—	3,364
Impairment of real estate assets	6,186	11,927	9,298	27,829
General and administrative (2)	25,175	21,320	50,618	43,746
Total operating expenses	185,450	204,358	373,984	416,699

Other income (expense)
Dividends and interest	300	104	447	200
Interest expense	(48,475)	(55,200)	(95,141)	(110,371)
Gain on sale of real estate assets	13,043	28,262	20,645	39,710
Loss on extinguishment of debt, net	(707)	(291)	(677)	(423)
Other	(756)	(1,185)	(1,574)	(1,238)
Total other expense	(36,595)	(28,310)	(76,300)	(72,122)

Net income	$68,960	$80,362	$131,860	$141,384

Per common share:
Net income:
Basic	$0.23	$0.27	$0.44	$0.47
Diluted	$0.23	$0.26	$0.44	$0.47
Weighted average shares:
Basic	298,140	302,776	298,372	303,468
Diluted	298,893	302,934	298,895	303,614

(1) In connection with the Company’s adoption of ASC 842 on January 1, 2019, Rental income includes Expense reimbursements and Percentage rents for all periods presented. Additionally, for the three and six months ended June 30, 2019, Rental income is presented net of Revenues deemed uncollectible. See Supplemental Disclosure for additional information.
(2) The Company capitalized $2.6 million and $5.5 million of leasing payroll and legal costs during the three and six months ended June 30, 2018. In connection with the Company's adoption of ASC
842 on January 1, 2019, the Company is no longer capitalizing such costs.

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FUNDS FROM OPERATIONS (FFO)
Unaudited, dollars in thousands, except per share amounts

	Three Months Ended		Six Months Ended
	6/30/19	6/30/18	6/30/19	6/30/18

Net income (1)	$68,960	$80,362	$131,860	$141,384
Depreciation and amortization related to real estate	80,621	90,236	165,018	179,588
Gain on sale of real estate assets	(13,043)	(28,262)	(20,645)	(39,710)
Impairment of real estate assets	6,186	11,927	9,298	27,829
NAREIT FFO	$142,724	$154,263	$285,531	$309,091

NAREIT FFO per diluted share (1)	$0.48	$0.51	$0.96	$1.02
Weighted average diluted shares outstanding	298,893	302,934	298,895	303,614

Items that impact FFO comparability
Loss on extinguishment of debt, net	$(707)	$(291)	$(677)	$(423)
Litigation and other non-routine legal expenses	(373)	(604)	(1,070)	(1,188)
Transaction expenses	(59)	(166)	(69)	(199)
Total items that impact FFO comparability	$(1,139)	$(1,061)	$(1,816)	$(1,810)
Items that impact FFO comparability, net per share	$(0.00)	$(0.00)	$(0.01)	$(0.01)

Additional Disclosures
Straight-line rental income, net	$6,184	$3,784	$11,220	$6,881
Accretion of above- and below-market leases and tenant inducements, net	3,653	7,083	7,769	13,138
Straight-line ground rent expense (2)	(32)	(30)	(63)	(60)

Dividends declared per share	$0.280	$0.275	$0.560	$0.550
Dividends declared	$83,397	$83,223	$166,833	$166,500
Dividend payout ratio (as % of NAREIT FFO)	58.4%	53.9%	58.4%	53.9%

(1) The Company capitalized $2.6 million and $5.5 million, or $0.01 and $0.02 per diluted share, of leasing payroll and legal costs during the three and six months ended June 30, 2018. In connection with the Company’s adoption of ASC 842 on January 1, 2019, the Company is no longer capitalizing such costs.
(2) Straight-line ground rent expense is included in Operating costs on the Consolidated Statements of Operations.

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SAME PROPERTY NOI ANALYSIS
Unaudited, dollars in thousands

	Three Months Ended			Six Months Ended
	6/30/19	6/30/18	Change	6/30/19	6/30/18	Change
Same Property NOI Analysis
Number of properties	415	415	—	415	415	—
Percent billed	87.8%	89.2%	(1.4%)	87.8%	89.2%	(1.4%)
Percent leased	91.8%	92.5%	(0.7%)	91.8%	92.5%	(0.7%)

Revenues (1)
Base rent	$209,951	$206,392		$418,366	$411,361
Expense reimbursements	61,939	61,343		125,964	125,338
Revenues deemed uncollectible	(1,956)	—		(4,767)	—
Ancillary and other rental income / Other revenues	4,626	4,276		9,464	7,809
Percentage rents	2,046	1,609		4,915	4,502
	276,606	273,620	1.1%	553,942	549,010	0.9%
Operating expenses
Operating costs	(29,003)	(30,553)		(59,598)	(62,179)
Real estate taxes	(42,428)	(41,079)		(85,195)	(82,747)
Provision for doubtful accounts	—	(514)		—	(2,621)
	(71,431)	(72,146)	(1.0%)	(144,793)	(147,547)	(1.9%)
Same property NOI	$205,175	$201,474	1.8%	$409,149	$401,463	1.9%

NOI margin (1)(2)	74.2%	73.8%		73.9%	73.5%
Expense recovery ratio	86.7%	85.6%		87.0%	86.5%

Percent Contribution to Same Property NOI Growth:
	Change	Percent Contribution		Change	Percent Contribution
Base rent	$3,559	1.7%		$7,005	1.7%
Revenues deemed uncollectible / Provision for doubtful accounts	(1,442)	(0.7%)		(2,146)	(0.5%)
Net recoveries	797	0.4%		759	0.2%
Ancillary and other rental income / Other revenues	350	0.2%		1,655	0.4%
Percentage rents	437	0.2%		413	0.1%
		1.8%			1.9%

Reconciliation of Net Income to Same Property NOI
Same property NOI	$205,175	$201,474		$409,149	$401,463
Adjustments:
Non-same property NOI	2,015	20,577		4,706	43,480
Lease termination fees	1,514	365		2,283	1,896
Straight-line rental income, net	6,184	3,784		11,220	6,881
Accretion of above- and below-market leases and tenant inducements, net	3,653	7,083		7,769	13,138
Straight-line ground rent expense	(32)	(30)		(63)	(60)
Depreciation and amortization	(81,593)	(91,334)		(166,988)	(181,717)
Impairment of real estate assets	(6,186)	(11,927)		(9,298)	(27,829)
General and administrative	(25,175)	(21,320)		(50,618)	(43,746)
Total other expense	(36,595)	(28,310)		(76,300)	(72,122)

Net income	$68,960	$80,362		$131,860	$141,384

(1) In connection with the Company’s adoption of ASC 842 on January 1, 2019, Revenues is presented net of Revenues deemed uncollectible for the three and six months ended June 30, 2019.
(2) NOI margin includes the impact of Revenues deemed uncollectible / Provision for doubtful accounts within Revenues for all periods presented.

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